Exhibit 99.1

BreitBurn Energy Partners L.P. Reports First Quarter Results

LOS ANGELES, May 10, 2011 -- BreitBurn Energy Partners L.P. (the "Partnership") (NASDAQ:BBEP) today announced financial and operating results for its first quarter of 2011.

Key Highlights

-	The Partnership delivered another quarter of strong financial and operating results, with EBITDA, production, and lease operating expenses trending in-line with or exceeding guidance.
-
In February 2011, the Partnership completed a public offering of 4,945,000 common units at $21.25 per unit representing additional limited partner interests.  The Partnership received net proceeds of approximately $100 million, which were used to reduce borrowings under its bank credit facility and increase the Partnership’s flexibility in funding future acquisitions.  As of April 30, 2011, the Partnership had $121 million outstanding under the credit facility.

-
On April 28, 2011, the Partnership announced an increased cash distribution for the first quarter of 2011 at the rate of $0.4175 per unit, or $1.67 on an annualized basis, to be paid on May 13, 2011 to the record holders of common units at the close of business on May 10, 2011.  This represents an increase of 11.3% over the cash distribution for the first quarter of 2010.

-	On May 9, 2011, the Partnership completed its semi-annual borrowing base redetermination, which resulted in an increase of its borrowing base from $659 million to $735 million.

Management Commentary

Hal Washburn, CEO, said: “We are pleased to announce a great start to 2011.  Our operating team delivered solid results and did an excellent job aggressively managing costs in a rising commodity price environment.  Total production for the quarter was approximately 1.6 MMBoe and lease operating expenses declined to $16.87 per Boe.  We continue to improve our financial flexibility with both the equity offering we completed in February and the borrowing base increase we received just yesterday.  Our new borrowing base of $735 million gives us considerable room to fund acquisitions.  Our acquisitions team continues to actively pursue acquisition opportunities and, with our current levels of liquidity, we are well-positioned to execute on our growth-through-acquisition strategy.”

First Quarter 2011 Operating and Financial Results Compared to Fourth Quarter 2010

-
As expected and consistent with past seasonal trends, total production decreased from 1,700 MBoe in the fourth quarter of 2010 to 1,629 MBoe in the first quarter of 2011 primarily as a result of harsher than normal winter weather in Michigan.  Average daily production decreased from 18,480 Boe/day in the fourth quarter of 2010 to 18,098 Boe/day in the first quarter of 2011.

o	Oil and NGL production was 773 MBoe compared to 791 MBoe.
o	Natural gas production was 5,138 MMcf compared to 5,452 MMcf.
-
Lease operating expenses per Boe, which include district expenses and processing fees and exclude production/property taxes and transportation costs, decreased to $16.87 per Boe in the first quarter of 2011 from $17.37 per Boe in the fourth quarter of 2010.

-
General and administrative expenses, excluding non-cash unit-based compensation, were $7.1 million, or $4.33 per Boe, in the first quarter of 2011 compared to $5.9 million, or $3.47 per Boe, in the fourth quarter of 2010.

-	Adjusted EBITDA, a non-GAAP measure, was $56.0 million in the first quarter, down from $59.1 million in the fourth quarter of 2010.
-
Oil and natural gas sales revenues, including realized gains and losses on commodity derivative instruments, were $99.0 million in the first quarter of 2011, down slightly from $99.8 million in the fourth quarter of 2010.

-	Realized gains from commodity derivative instruments were $6.4 million in the first quarter of 2011 compared to $21.7 million in the fourth quarter of 2010.

-
NYMEX WTI crude oil spot prices averaged $94.07 per barrel and NYMEX natural gas prices averaged $4.20 per Mcf in the first quarter of 2011 compared to $85.16 per barrel and $3.98 per Mcf, respectively, in the fourth quarter of 2010.

-
Realized crude oil and natural gas prices averaged $73.81 per Boe and $7.38 per Mcf, respectively, in the first quarter of 2011, compared to $78.95 per Boe and $7.38 per Mcf, respectively, in the fourth quarter of 2010.

-
Net loss, including the effect of unrealized gains on commodity derivative instruments, was $94.7 million, or $1.67 per diluted limited partner unit, in the first quarter of 2011 compared to a net loss of $70.9 million, or $1.25 per diluted limited partner unit, in the fourth quarter of 2010.

-	Capital expenditures totaled $9.7 million in the first quarter of 2011 compared to $16.8 million in the fourth quarter of 2010.

Impact of Derivative Instruments

The Partnership uses commodity and interest rate derivative instruments to mitigate the risks associated with commodity price volatility and changing interest rates and to help maintain cash flows for operating activities, acquisitions, capital expenditures, and distributions. The Partnership does not enter into derivative instruments for speculative trading purposes.  Non-cash gains or losses do not affect Adjusted EBITDA, cash flow from operations or the Partnership’s ability to pay cash distributions.

Realized gains from commodity derivative instruments were $6.4 million during the first quarter of 2011.  Realized losses from interest rate derivative instruments were $1.0 million during the first quarter of 2011.  Non-cash unrealized losses from commodity derivative instruments were $112.6 million and non-cash unrealized gains from interest rate derivative instruments were $1.4 million during the first quarter of 2011.

Production, Income Statement and Realized Price Information

The following table presents production, selected income statement and realized price information for the three months ended March 31, 2011, December 31, 2010 and March 31, 2010:

	Three Months Ended
	March 31,	December 31,	March 31,
Thousands of dollars, except as indicated	2011	2010	2010
Oil, natural gas and NGL sales (a)	$92,575	$78,135	$80,469
Realized gain on commodity derivative instruments	6,443	21,677	12,146
Unrealized (gain) loss on commodity derivative instruments	(112,620)	(82,307)	39,919
Other revenues, net	898	660	632
Total revenues	$(12,704)	$18,165	$133,166
Lease operating expenses and processing fees	$27,485	$29,536	$30,491
Production and property taxes	5,769	5,626	5,579
Total lease operating expenses	$33,254	$35,162	$36,070
Transportation expenses	1,423	943	847
Purchases	154	112	52
Change in inventory	1,980	(2,121)	(1,118)
Total operating costs	$36,811	$34,096	$35,851
Lease operating expenses pre taxes per Boe (b)	$16.87	$17.37	$19.12
Production and property taxes per Boe	3.54	3.31	3.50
Total lease operating expenses per Boe	20.41	20.68	22.62
General and administrative expenses excluding unit-based compensation	$7,058	$5,907	$6,374
Net income (loss)	$(94,713)	$(70,868)	$57,910
Net income (loss) per diluted limited partnership unit	$(1.67)	$(1.25)	$1.02

Total production (MBoe)	1,629	1,700	1,595
Oil and NGL (MBoe)	773	791	727
Natural gas (MMcf)	5,138	5,452	5,207
Average daily production (Boe/d)	18,098	18,480	17,725
Sales volumes (MBoe)	1,682	1,664	1,594
Average realized sales price (per Boe) (c) (d)	$58.78	$59.99	$58.15
Oil and NGL (per Boe) (c) (d)	73.81	78.95	72.79
Natural gas (per Mcf) (c)	7.38	7.38	7.65

(a)	Q4 2010 and Q1 2010 include $124 for each period of amortization of an intangible asset related to crude oil sales contracts.

(b)	Includes lease operating expenses, district expenses and processing fees.

(c)	Includes realized gains on commodity derivative instruments.

(d)	Includes crude oil purchases. 2010 excludes amortization of intangible asset related to crude oil sales contracts.

Non-GAAP Financial Measures

This press release, the financial tables and other supplemental information, including the reconciliations of certain non-generally accepted accounting principles ("non-GAAP") measures to their nearest comparable generally accepted accounting principles ("GAAP") measures, may be used periodically by management when discussing the Partnership's financial results with investors and analysts and they are also available on the Partnership's website under the Investor Relations tab.

Among the non-GAAP financial measures used is “Adjusted EBITDA.”  This non-GAAP financial measure should not be considered as an alternative to GAAP measures, such as net income, operating income, cash flow from operating activities or any other GAAP measure of liquidity or financial performance.

Adjusted EBITDA is presented as management believes it provides additional information relative to the performance of the Partnership's business, such as our ability to meet our debt covenant compliance tests. This non-GAAP financial measure may not be comparable to similarly titled measures of other publicly traded partnerships or limited liability companies because all companies may not calculate Adjusted EBITDA in the same manner.

Adjusted EBITDA

The following table presents a reconciliation of net income or loss and net cash flows from operating activities, our most directly comparable GAAP financial performance and liquidity measures, to Adjusted EBITDA for each of the periods indicated.

	Three Months Ended
	March 31,	December 31,	March 31,
Thousands of dollars	2011	2010	2010
Reconciliation of net income (loss) to Adjusted EBITDA:
Net income (loss) attributable to the partnership	$(94,747)	$(70,903)	$57,839
Unrealized (gain) loss on commodity derivative instruments	112,620	82,307	(39,919)
Depletion, depreciation and amortization expense	24,641	33,159	22,054
Interest expense and other financing costs (a)	10,443	13,116	6,551
Unrealized gain on interest rate derivatives	(1,366)	(3,126)	(691)
(Gain) loss on sale of assets	14	(123)	115
Income taxes	(1,002)	(439)	144
Amortization of intangibles	-	124	124
Unit-based compensation expense (b)	5,413	5,009	4,883
Adjusted EBITDA	$56,016	$59,124	$51,100

	Three Months Ended
	March 31,	December 31,	March 31,
Thousands of dollars	2011	2010	2010
Reconciliation of net cash flows from operating activities to Adjusted EBITDA:
Net cash from operating activities	$54,399	$38,722	$44,635
Increase (decrease) in assets net of liabilities relating to operating activities	(7,597)	9,983	770
Interest expense (a) (c)	9,139	10,488	5,727
Income from equity affiliates, net	103	(157)	(158)
Incentive compensation expense (d)	(24)	(29)	-
Incentive compensation paid	-	-	80
Income taxes	30	152	117
Non-controlling interest	(34)	(35)	(71)
Adjusted EBITDA	$56,016	$59,124	$51,100

(a) Includes realized gain/loss on interest rate derivatives.
(b) Represents non-cash long term unit-based incentive compensation expense.
(c) Excludes amortization of debt issuance costs and amortization of Senior Note discount.
(d) Represents cash-based incentive compensation plan expense.

Hedge Portfolio Summary

The table below summarizes the Partnership’s commodity derivative hedge portfolio as of May 10, 2011.

	Year
	2011	2012	2013	2014	2015
Oil Positions:
Fixed Price Swaps:
Hedged Volume (Bbl/d)	5,151	5,039	6,480	5,000	2,000
Average Price ($/Bbl)	$76.56	$77.15	$81.37	$88.59	$99.00
Participating Swaps: (a)
Hedged Volume (Bbl/d)	1,377	-	-	-	-
Average Price ($/Bbl)	$60.00	$-	$-	$-	$-
Average Participation %	53.1%	-	-	-	-
Collars:
Hedged Volume (Bbl/d)	2,231	2,477	500	1,000	1,000
Average Floor Price ($/Bbl)	$103.79	$110.00	$77.00	$90.00	$90.00
Average Ceiling Price ($/Bbl)	$153.06	$145.39	$103.10	$112.00	$113.50
Floors:
Hedged Volume (Bbl/d)	-	-	-	-	-
Average Floor Price ($/Bbl)	$-	$-	$-	$-	$-
Total:
Hedged Volume (Bbl/d)	8,759	7,516	6,980	6,000	3,000
Average Price ($/Bbl)	$80.89	$87.97	$81.06	$88.83	$96.00
Gas Positions:
Fixed Price Swaps:
Hedged Volume (MMBtu/d)	20,282	19,128	37,000	7,500	7,500
Average Price ($/MMBtu)	$6.78	$7.10	$6.50	$6.00	$6.00
Collars:
Hedged Volume (MMBtu/d)	20,282	19,129	-	-	-
Average Floor Price ($/MMBtu)	$9.00	$9.00	$-	$-	$-
Average Ceiling Price ($/MMBtu)	$11.13	$11.89	$-	$-	$-
Total:
Hedged Volume (MMBtu/d)	40,564	38,257	37,000	7,500	7,500
Average Price ($/MMBtu)	$7.89	$8.05	$6.50	$6.00	$6.00

(a)	Participating swap combines a swap and a call option with the same strike price.

Other Information

The Partnership will host an investor conference call to discuss its results today at 10:00 a.m. (Pacific Time).  Investors may access the conference call over the Internet via the Investor Relations tab of the Partnership's website (www.breitburn.com), or via telephone by dialing 877-780-3381 (international callers dial +1-719-325-2370) a few minutes prior to register.  Those listening via the Internet should go to the site 15 minutes early to register, download and install any necessary audio software. In addition, a replay of the call will be available through May 24, 2011 by dialing 877-870-5176 (international callers dial +1-858-384-5517) and entering replay PIN 5588903, or by going to the Investor Relations tab of the Partnership's website (www.breitburn.com). The Partnership will take live questions from securities analysts and institutional portfolio managers; the complete call is open to all other interested parties on a listen-only basis.

About BreitBurn Energy Partners L.P.

BreitBurn Energy Partners L.P. is a California-based publicly traded independent oil and gas limited partnership focused on the acquisition, exploitation, development and production of oil and gas properties. The Partnership’s producing and non-producing crude oil and natural gas reserves are located in Northern Michigan, the Los Angeles Basin in California, the Wind River and Big Horn Basins in central Wyoming, the Sunniland Trend in Florida, and the New Albany Shale in Indiana and Kentucky. See www.BreitBurn.com for more information.

Cautionary Statement Regarding Forward-Looking Information

This press release contains forward-looking statements relating to BreitBurn's operations that are based on management's current expectations, estimates and projections about its operations. Words and phrases such as "believes," “future,” “impact,” “guidance,” “continue,” pursue” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict. These include risks relating to the Partnership’s financial performance and results, availability of sufficient cash flow to execute our business plan, prices and demand for natural gas and oil, increases in operating costs, our ability to replace reserves and efficiently develop our current reserves, political and regulatory developments relating to taxes, derivatives and our oil and gas operations, and the factors set forth under the heading "Risk Factors" incorporated by reference from our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 9, 2011, our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, BreitBurn undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.  Unpredictable or unknown factors not discussed herein also could have material adverse effects on forward-looking statements.

Investor Relations Contacts:
James G. Jackson
Executive Vice President and Chief Financial Officer
(213) 225-5900 x273
or
Gloria Chu
Investor Relations
(213) 225-5900 x210

BBEP-IR

BreitBurn Energy Partners L.P. and Subsidiaries
Unaudited Consolidated Balance Sheets

	March 31,	December 31,
Thousands	2011	2010
ASSETS
Current assets
Cash	$6,177	$3,630
Accounts and other receivables, net	51,587	53,520
Derivative instruments	42,006	54,752
Related party receivables	2,556	4,345
Inventory	4,875	7,321
Prepaid expenses	5,899	6,449
Total current assets	113,100	130,017
Equity investments	7,803	7,700
Property, plant and equipment
Oil and gas properties	2,142,636	2,133,099
Other assets	11,163	10,832
	2,153,799	2,143,931
Accumulated depletion and depreciation	(445,446)	(421,636)
Net property, plant and equipment	1,708,353	1,722,295
Other long-term assets
Derivative instruments	25,016	50,652
Other long-term assets	16,380	19,503
Total assets	$1,870,652	$1,930,167
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$28,029	$26,808
Derivative instruments	58,219	37,071
Revenue and royalties payable	17,059	16,427
Salaries and wages payable	3,938	12,594
Accrued liabilities	13,712	8,417
Total current liabilities	120,957	101,317

Credit facility	113,000	228,000
Senior notes, net	300,240	300,116
Deferred income taxes	1,057	2,089
Asset retirement obligation	46,734	47,429
Derivative instruments	91,447	39,722
Other long-term liabilities	2,066	2,237
Total liabilities	675,501	720,910
Equity
Partners' equity	1,194,702	1,208,803
Noncontrolling interest	449	454
Total equity	1,195,151	1,209,257
Total liabilities and equity	$1,870,652	$1,930,167
Common units outstanding	59,040	53,957

BreitBurn Energy Partners L.P. and Subsidiaries
Unaudited Consolidated Statements of Operations

	Three Months Ended
	March 31,
Thousands of dollars, except per unit amounts	2011	2010
Revenues and other income items
Oil, natural gas and natural gas liquid sales	$92,575	$80,469
Gain (loss) on commodity derivative instruments, net	(106,177)	52,065
Other revenue, net	898	632
Total revenues and other income items	(12,704)	133,166
Operating costs and expenses
Operating costs	36,811	35,851
Depletion, depreciation and amortization	24,641	22,054
General and administrative expenses	12,471	11,257
Loss on sale of assets	14	115
Total operating costs and expenses	73,937	69,277
Operating income (loss)	(86,641)	63,889
Interest expense, net of capitalized interest	9,420	3,617
(Gain) loss on interest rate swaps	(343)	2,243
Other income, net	(3)	(25)
Income (loss) before taxes	(95,715)	58,054
Income tax expense (benefit)	(1,002)	144
Net income (loss)	(94,713)	57,910
Less: Net income attributable to noncontrolling interest	(34)	(71)
Net income (loss) attributable to the partnership	(94,747)	57,839
Basic net income (loss) per unit	$(1.67)	$1.02
Diluted net income (loss) per unit	$(1.67)	$1.02

BreitBurn Energy Partners L.P. and Subsidiaries
Unaudited Consolidated Statements of Cash Flows

	Three months ended
	March 31,
Thousands of dollars	2011	2010
Cash flows from operating activities
Net income (loss)	$(94,713)	$57,910
Adjustments to reconcile to cash flows from operating activities:
Depletion, depreciation and amortization	24,641	22,054
Unit-based compensation expense	5,437	4,883
Unrealized (gain) loss on derivative instruments	111,254	(40,610)
Income from equity affiliates, net	(103)	158
Deferred income taxes	(1,032)	27
Amortization of intangibles	-	124
Loss on sale of assets	14	115
Other	257	824
Changes in net assets and liabilities
Accounts receivable and other assets	4,462	7,884
Inventory	2,446	(1,261)
Net change in related party receivables and payables	1,789	(513)
Accounts payable and other liabilities	(53)	(6,960)
Net cash provided by operating activities	54,399	44,635
Cash flows from investing activities
Capital expenditures	(12,735)	(9,954)
Net cash used in investing activities	(12,735)	(9,954)
Cash flows from financing activities
Issuance of common units	100,482	-
Distributions	(23,559)	-
Proceeds from issuance of long-term debt	60,500	22,000
Repayments of long-term debt	(175,500)	(58,000)
Change in book overdraft	(1,003)	878
Long-term debt issuance costs	(37)	-
Net cash used in financing activities	(39,117)	(35,122)
Increase (decrease) in cash	2,547	(441)
Cash beginning of period	3,630	5,766
Cash end of period	$6,177	$5,325